INTEGRAMED AMERICA, INC.

               Warrant for the Purchase of Shares of Common Stock

                                 August 19, 1997


                                                                   79,627 Shares


FOR $50.00 RECEIVED, INTEGRAMED AMERICA, INC., a Delaware corporation (the "Company"), hereby certifies that VECTOR SECURITIES INTERNATIONAL, INC., or permitted assigns thereof ("Vector"), is entitled to purchase from the Company, at any time or from time to time prior to 5:00 p.m., New York City time, on that date which is five (5) years from the date hereof, 79,627 fully paid and nonassessable shares of the common stock, par value $.01 per share, of the Company upon payment of the purchase price of $1.81 per share; each subject to adjustment pursuant to the terms hereof.

Hereinafter, (i) the common stock referred to above, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, all identical warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holders of this Warrant and all other Warrants are referred to as the "Holders".

The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.       Exercise of Warrant.

                  (a) This Warrant may be exercised, in whole at any time or in part from time to time, prior to its expiration as set forth above by the Holder by the surrender of this Warrant to the Company (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9 hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by cashier's check or by wire transfer of funds. Upon any exercise of this Warrant, the Holder may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by this Section 1, such number of the shares of Common Stock otherwise issuable to such Holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the Market Price of such specified number of shares on the date of the exercise over the portion of the payment required by this Section 1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number. For the purpose of this warrant agreement, the AMarket Price@ of a share of Common Stock or other securities on any day shall mean the average closing price of a share of Common Stock or other security for the 20 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common
                  Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 30 trading-day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected by the Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the Holder of this Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the independent investment banking firm selected jointly by the Company and the Holder of this Warrant or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, with the expenses in each case being borne equally by the Company and Vector.

                                    If this Warrant is  exercised in part,  this
                  Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                                    Each  exercise  of  this  Warrant  shall  be
deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in this Section 1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record thereof.

                  (b) The Company will, at the time of each exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder all rights (including, without limitation, any rights to registration of the shares of Common Stock or other securities issued upon such exercise) to which the Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

2.       Reservation of Warrant Shares; Listing.

                  The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive or similar contractual rights, (b) use its best efforts to keep the shares of the Common Stock receivable upon the exercise of this Warrant authorized for quotation on the Nasdaq National Market ("NASDAQ") (or authorized for listing on the national securities exchange upon which the Common Stock is then listed) upon notice of issuance, and (c) take or refrain from taking, as applicable, such actions as are required to protect and preserve in good faith the value of this Warrant to the Holder.

 3.      Protection Against Dilution.

                  (a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price in effect immediately prior to the determination of the shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the then current Market Price of the Common Stock on such record date less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current Market Price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

                  (b) In case the Company shall hereafter (i) declare a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share
                  Warrant Price and the number and kind of shares of Common Stock receivable upon exercise of this Warrant in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Company which the Holder would have received had it exercised such Warrant immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (c) Except as provided in Subsections 3(e) or 3(f), in case the Company shall hereafter issue or sell any shares of Common Stock for a consideration per share less than the Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the Per Share Warrant Price shall equal the price determined by dividing (i) the sum of
                  (a) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Per Share Warrant Price plus (b) the consideration received by the Company upon such issuance or sale by (ii) the total number of shares of Common Stock outstanding after such issuance or sale.

                  (d) Except as provided in Subsections 3(a), 3(e) and 3(f), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) less than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (a) the number of shares of Common Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (b) the Total Consideration by (ii) the number of shares of Common Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Common Stock issuable upon exercise or conversion of such securities. Upon the expiration of any such options, warrants or rights, the termination of any such rights to convert or the expiration of any options, warrants or rights related to such convertible securities, the Per Share Warrant Price shall forthwith be readjusted to the nearest cent to such Per Share Warrant Price as would have been obtained had the adjustment which was made upon the issuance of such options, warrants, rights or securities or options, warrants or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion of such securities or upon the exercise of the options, warrants or rights related to such securities. No readjustment shall have the effect of increasing the Per Share Warrant Price by an amount greater than the original adjustment.

                  (e) In case the Company after the date hereof (a) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving entity but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other entity, or (d) shall effect a capital reorganization or reclassification of the Common Stock or other securities of the Company ((a) - (d) being collectively referred to as ATransactions@), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have received or have been entitled to receive immediately after such Transaction had this Warrant been converted immediately prior to the effective date of such Transaction and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may be reasonable, in relation to any shares of stock or other securities or, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive Transactions. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such Transaction and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event.

                                    Notwithstanding the foregoing, if the Holder
so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such Transaction, the Holder shall be entitled to receive the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder if the Holder had exercised this Warrant immediately prior to such Transaction.

                  (f) No adjustment in the Per Share Warrant Price shall be required in the case of (i) the issuance of shares under or grant by the Company of options to employees or directors under any stock option plan or arrangement of the Company approved by the shareholders of the Company, (ii) the issuance of any and all shares of Common Stock upon exercise of such options or upon the issuance of shares under any options, warrants, or convertible securities outstanding as of the date hereof or (iii) the issuance of shares of Common Stock in connection with corporate collaborations and acquisitions. As of the date hereof, there are options, warrants or convertible securities outstanding which are exercisable for or convertible into 2,284,250 shares of Common Stock.

                  (g) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the then existing Per Share Warrant Price; provided, however, that any adjustments which by reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this
                  Section 3 (other than this Subsection 3(g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest share, as the case may be. Anything in this
                  Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                  (h) In case any event shall occur as to which the provisions of this Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

                  (i) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly provide a certificate of the chief financial officer of the Company setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

                  (j) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4.       Fully Paid Stock; Taxes.

                  The Company will take all such actions as may be necessary to assure that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

 5.      Registration under Securities Act of 1933.

                  (a) Demand Registration. Upon the written notice of holders of Warrants or Warrant Shares representing a majority of the Warrant Shares issuable upon exercise of this Warrant, the Company agrees that the Company will file on one occasion, as soon as practicable, but in no event more than 45 days after such notice, under the Securities Act of 1933 (the "Act"), as amended, a registration statement under the Act covering the Warrant Shares issuable upon the exercise of this Warrant (the "Registration Statement"). The Company will use its best efforts to cause the Registration Statement to become effective as of the soonest practicable date following the date of filing and the Company will (i) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares to be sold or otherwise disposed of, (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (A) the sale of all Warrant Shares pursuant thereto, (B) 2 years after effectiveness of such Registration Statement, and (C) seven years from the date of this warrant agreement, and (iii) maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder or such Holders to effect the proposed sale or other disposition.

                  (b) Incidental Registration. If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms and other than pursuant to Section 5(a), whether or not for sale for its own account, it will each such time for a period of 6 years from the date of this warrant agreement, give prompt written notice to the Holder or Holders of its intention to do so and of such Holder s rights to register the Common Stock issuable upon exercise of this Warrant (together with all other Common Stock pursuant to which there are registration rights, the ARegistrable Securities@) under this Section. Upon the written request of any Holder made within 30 days after the receipt of any such notice (which request shall specify the number of shares intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, effect the registration under the Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of such Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 5(a), and (ii) in the case of determination to delay registering, shall be permitted to delay registering any Registrable Securities of a Holder, for the same period as the delay in registering the other securities to be registered. No registration effected under this Section 5(b) shall relieve the Company of its obligation to effect any registration upon request under Section 5(a), nor shall any such registration hereunder be deemed to have been effected pursuant to Section 5(a).

                                    If a  registration  pursuant to this Section
                  5(b) involves an underwritten offering to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and if the managing underwriter of such underwritten offering shall inform the Company and Holders requesting registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would materially interfere with successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all Holders of such Registrable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities the registration of which shall have been requested by each Holder of Registrable Securities so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter=s letter.

                  (c) The Company shall, upon the filing of the Registration Statement (i) furnish to each Holder of any Warrant Shares (and to each underwriter, if any, of such Warrant Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Warrant Shares; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold.

                  (d) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section 5, other than underwriting discounts and commissions, and applicable transfer taxes relating to the Warrant Shares.

                  (e) The Company agrees to indemnify and hold harmless each Holder, any holder of any of the Warrant Shares, each person who participates as an underwriter in the offering or sale of the Warrant Shares, their officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, liabilities and expenses (which shall include, for all purposes of this paragraph, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which such persons may become subject under the Act, or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (a) in any registration statement, prospectus subject to completion, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Warrant Shares or
                  (b) in any application or other document or communication (in this paragraph collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Warrant Shares under the securities or blue sky laws thereof or filed with the Securities and Exchange Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder or any holder of any of the Warrant Shares expressly for inclusion in any registration statement, prospectus subject to completion, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

                                    If any action is brought  against any Holder
                  or any holder of Warrant Shares or any of its officers, directors, partners, employees, agents or counsel or any controlling person of such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph ("indemnified party"), such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have under the preceding paragraphs except to the extent that the Company is actually prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties who are parties to such action or actions) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnifying party waived its rights under this paragraph in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the consent of the indemnified party, consent to the settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party an unconditional release from all liability in respect of such action.

                                    The  Holder  agrees  to  indemnify  and hold
                  harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Warrant holder's Securities held by the Holder, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holder as provided above, but only with r spect to statements or omissions, if any, made in any registration statement, prospectus subject to completion, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in each case in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, prospectus subject to completion, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, prospectus subject to completion, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this paragraph, the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of the preceding paragraph.

                                    To   provide   for   just   and    equitable
                  contribution, if (i) an indemnified party makes a claim for indemnification pursuant to the preceding paragraphs (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, and any controlling person of the Company), as one entity, and the Holder and any holder of any of the Warrant Shares included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such holder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company, by the Holder or by any holder of Warrant Shares included in such registration, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph, each person, if any, who controls the Holder or any holder of any of the Warrant Shares, within the meaning of
                  Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel, shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph. Anything in this paragraph to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

6. Loss, etc., of Warrant.

                  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7.       Warrant Holder Not Shareholder

                  Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

8.       Amendment.

                  These Warrants may be amended only by written mutual agreement of the Company and the Holders of a majority of the then outstanding Warrants.

9.       Communication.

                  No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed as set forth below.

               If to the Company:   IntegraMed America, Inc.
                                    One Manhattanville Road
                                    Purchase, NY  10577-2100
                                    Attn: Corporate Secretary

   or such other address as the Company has designated in writing to the Holder.

             If to the Holder:   Vector Securities International, Inc.
                                 1751 Lake Cook Road,  Suite 350
                                 Deerfield, Illinois  60015
                                 Attention: Chairman and Chief Executive Officer

   or such other address as the Holder has designated in writing to the Company.

10.      Headings.

                  The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11.      Applicable Law.

                  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

12.      Assignment

                  The Holder may assign or transfer this Warrant in whole or in part by completing and delivering to the Company the applicable document of assignment, duly executed, in the form attached hereto. Upon any such assignment or transfer, the term AHolder@ shall be deemed to include any such assignee or transferee of the original Holder.

13.      Severability

                  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provisions were so excluded and the balance shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, IntegraMed America, Inc. has caused this Warrant to be signed by its Chief Executive Officer and its corporate seal to be hereunto affixed and attested by its Secretary this 19th day of August 1997.


                                     /s/Gerardo Canet
                                     ---------------------------------------
                                     Gerardo Canet
                                     President and Chief Executive Officer

 ATTEST:

/s/Claude White
-------------------------------
Claude E. White
Legal Counsel

[Corporate Seal]

                                  SUBSCRIPTION



The undersigned,___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase __________ shares of the Common Stock of IntegraMed America, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


 Dated:  __________________     Signature: ___________________________________

                                Address:   ___________________________________

                                   ASSIGNMENT



FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers unto _______________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ___________________, attorney, to transfer said Warrant on the books of IntegraMed America, Inc.



Dated:  __________________   Signature: ___________________________________

                             Address:   ___________________________________

                               PARTIAL ASSIGNMENT



FOR VALUE RECEIVED, _______________ hereby assigns and transfers unto _______________ the right to purchase _________ shares of the Common Stock of IntegraMed America, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer that part of said Warrant on the books of IntegraMed America, Inc.


 Dated:  __________________     Signature: ___________________________________

                                Address:   ___________________________________